                                 EXHIBIT 99(b)

                           BTG, INC. AND SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



                              BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed consolidated financial statements give effect to the acquisition of Nations, Inc. ("Nations") as described in Note 2. Nation's fiscal year end is December 31, while the fiscal year end of BTG, Inc. and Subsidiaries ("BTG") is March 31. The unaudited pro forma condensed consolidated balance sheet as of March 31, 1997, has been prepared by combining the consolidated balance sheet of BTG as of March 31, 1997, with the balance sheet of Nations as of March 31, 1997. The unaudited pro forma condensed consolidated statement of operations for the fiscal year ended March 31, 1997, has been prepared by combining BTG's consolidated statement of operations for the fiscal year ended March 31, 1997, with Nation's consolidated statement of earnings for the fiscal year ended December 31, 1996. BTG and Nations, on a combined basis, are referred to herein as the "Company".

The unaudited pro forma condensed consolidated financial statements have been prepared by the Company's management and should be read in conjunction with the historical financial statements of BTG and Nations and the related notes thereto. The unaudited pro forma condensed consolidated statement of operations is not necessarily indicative of the results of operations that may have actually occurred had the acquisition taken place on April 1, 1996, or of the future results of the Company.






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                           BTG, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1997

                                 (IN THOUSANDS)



                                                                   BTG          NATIONS          PRO FORMA
                                                                HISTORICAL     HISTORICAL       ADJUSTMENTS          PRO FORMA
                                                                ----------     ----------       -----------          ---------
                               ASSETS
Current assets:
      Receivables, net ........................................ $  99,017        $  9,123             -              $ 108,140
      Inventory, net ..........................................    16,716            -                -                 16,716
      Prepaid expenses and other ..............................    10,970             655                (93) (A)       11,532
                                                                ---------        --------        -----------         ---------
         Total current assets ................................. $ 126,703        $  9,778                (93)        $ 136,388

Property and equipment, net ...................................     6,461             528             -                  6,989
Goodwill and other intangible assets, net .....................    20,466            -                 7,837  (B)       28,303
Other .........................................................     2,450             431               (139) (A)        2,607
                                                                                                        (135) (C)
                                                                ---------        --------        -----------         ---------
                                                                $ 156,080        $ 10,737        $     7,470         $ 174,287
                                                                =========        ========        ===========         =========



LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
      Current maturities of long-term debt .................... $     100        $    251        $      (163) (D)    $     188
      Accounts payable ........................................    30,902           3,069             -                 33,971
      Accrued expenses ........................................     9,894           2,328             -                 12,222
      Other ...................................................     2,256             479             -                  2,735
                                                                ---------        --------        -----------         ---------
         Total current liabilities ............................ $  43,152        $  6,127        $      (163)        $  49,116

Line of credit ................................................    30,021           1,803              9,931  (E)       41,755
Long-term debt, excluding current maturities ..................    14,225             350             -                 14,575
Other liabilities .............................................     2,437             159             -                  2,596
Shareholders' equity ..........................................    66,245           2,298             (2,298) (F)       66,245
                                                                ---------        --------        -----------         ---------
                                                                $ 156,080        $ 10,737        $     7,470         $ 174,287
                                                                =========        ========        ===========         =========



 See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                           BTG, INC. AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                        FISCAL YEAR ENDED MARCH 31, 1997

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                     BTG        NATIONS    PRO FORMA
                                                  HISTORICAL   HISTORICAL  ADJUSTMENTS      PRO FORMA
                                                  ----------   ----------  -----------      ---------
Revenues:
      Contract revenue ........................   $ 109,817    $  45,292    $     -         $ 155,109
      Product sales ...........................     290,216          -            -           290,216
                                                  ---------    ---------    ---------       ---------
                                                    400,033       45,292          -           445,325

Direct costs:
      Contract costs ..........................      66,665       34,062          -           100,727
      Cost of product sales ...................     254,823          -            -           254,823
                                                  ---------    ---------    ---------       ---------
                                                    321,488       34,062          -           355,550

Indirect, general and administrative
      expenses ................................      64,587        8,520         (313)(G)      72,794
Amortization and other operating costs, net ...       1,916          -            261 (H)       2,177
                                                  ---------    ---------    ---------       ---------
                                                    387,991       42,582          (52)        430,521
                                                  ---------    ---------    ---------       ---------

Operating income ..............................      12,042        2,710           52          14,804

Interest expense ..............................      (6,107)        (311)        (775)(I)      (7,193)
Equity in earnings of unconsolidated affiliates       1,887          -            -             1,887
Other income ..................................         107           15          -               122
                                                  ---------    ---------    ---------       ---------

Income before income taxes ....................       7,929        2,414         (723)          9,620
Income tax expense ............................       3,658          982         (180)(J)       4,460
                                                  ---------    ---------    ---------       ---------

Net income ....................................   $   4,271    $   1,432    $    (543)      $   5,160
                                                  =========    =========    =========       =========


Net income per share ..........................   $    0.60                                 $    0.72
                                                  =========                                 =========


Weighted average shares outstanding ...........       7,141                                     7,141
                                                  =========                                 =========




 See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                           BTG, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

                              FINANCIAL STATEMENTS




1.    BTG HISTORICAL

         The historical balances represent the financial position and results of operations as of March 31, 1997 and for the fiscal year then ended, as reported in the historical consolidated financial statements of BTG.


2.    NATIONS ACQUISITION

         On June 12, 1997, BTG acquired all of the outstanding stock of Nations for $10.0 million in cash. In connection with the closing, BTG entered into three year employment and non-compete agreements with certain of Nations' officers and one year non-compete and consulting agreements with the former principal shareholder of Nations. The consulting agreement permits BTG to purchase technical and other professional services from the individual at specified billing rates. The acquisition will be accounted for using the purchase method of accounting. The purchase price was allocated to net tangible and identifiable intangible assets and liabilities based on preliminary estimates of fair value as of the date of acquisition. The excess of purchase price over the estimated fair value of net tangible and identifiable intangible assets and liabilities was allocated to goodwill. The final allocation of the purchase price will be determined during the remainder of fiscal year 1998 when appraisals or other studies are completed.

         The historical balances of Nations as of March 31, 1997, were derived from Nations' interim financial statements, included elsewhere in this filing. The historical balances of Nations as presented in the accompanying unaudited pro forma condensed consolidated statement of operations for the fiscal year ended March 31, 1997, were derived using the actual audited results of operations as presented in Nations' historical financial statements for its fiscal year ended December 31, 1996, included elsewhere in this filing. Certain amounts in Nations' historical financial statements have been reclassified to conform to the presentation used in the accompanying unaudited pro forma condensed consolidated financial statements.

         The following pro forma adjustments for the acquisition of Nations are reflected as of March 31, 1997, in the case of the unaudited pro forma condensed consolidated balance sheet, and as of April 1, 1996, in the case of the unaudited pro forma condensed consolidated statements of operations for the fiscal year ended March 31, 1997.

      Unaudited Pro Forma Condensed Consolidated Balance Sheet

         (A) Repayment of notes owed to Nations by its principal shareholder.

         (B) Goodwill resulting from the allocation of the purchase price.

         (C) Distribution of a life insurance policy to Nations' principal shareholder.

         (D) Repayment of certain Nations' notes payable.

         (E) Borrowings under BTG's line of credit facility to fund the cash purchase price and the repayment of certain Nations' notes payable, net of amounts owed to Nations by its principal shareholder.

                           BTG, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

                        FINANCIAL STATEMENTS - CONTINUED



      Unaudited Pro Forma Condensed Consolidated Balance Sheet - Continued

         (F) Elimination of Nations' shareholders' equity upon consolidation with BTG.


      Unaudited Pro Forma Condensed Consolidated Statement of Operations

         (G) Reduction of general and administrative expenses attributable to the termination of Nations' principal shareholder's employment offset by consulting service payments to such individual.

         (H) Amortization of estimated goodwill on a straight line basis over thirty years.

         (I) Interest expense on net borrowings needed to fund the cash purchase price using an effective annual interest rate of 7.80% for the fiscal year ended March 31, 1997.

         (J) Reduction of federal and state income tax expense resulting from the additional interest expense net of the lower general and administrative costs.


3.    PRO FORMA NET INCOME PER SHARE

         Pro forma net income per share is computed by dividing pro forma net income by BTG's historical weighted average number of shares outstanding.